EXHIBIT 11.1

                INTERSTATE BAKERIES CORPORATION
     STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                  (In Thousands, Except Per Share Data)
                                  52 Weeks       52 Weeks       53 Weeks
                                    Ended          Ended          Ended
                                   May 31,        June 1,        June 3,
                                    1997           1996           1995
                                  --------       --------       --------
Net income                        $97,177        $24,463        $20,697
                                  =======        =======        =======

Weighted average common shares
 outstanding                       37,464         34,601         19,639
Dilutive stock options                636            383             68
                                  -------        -------        -------
Weighted average common and
 equivalent shares outstanding     38,100         34,984         19,707
                                  =======        =======        =======

Earnings per share                $  2.55        $   .70        $  1.05
                                  =======        =======        =======